Exhibit 99.1

SAFETY INSURANCE GROUP, INC. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Boston, Massachusetts, February 22, 2023. Safety Insurance Group, Inc. (NASDAQ:SAFT) (“Safety” or the “Company”) today reported fourth quarter and full year 2022 results.

George M. Murphy, President and Chief Executive Officer, commented: “Looking back at 2022, Safety Insurance had another financially successful year with a combined ratio of 97.2%, GAAP earnings per diluted share of $3.15 and non-GAAP operating earnings per diluted share of $5.05. While industry challenges around inflation continue to exist, our commitment to strong underwriting results and enhanced investment returns, remains unchanged. As always, we focus on pricing our products appropriately for the risks we are insuring while generating the capital to grow our business in new and creative ways.”

“To that point, on December 1, 2022, we completed the previously announced acquisition of Northeast Insurance Agency, Inc. This acquisition strengthens our position within the independent agency channel and provides us further insights to enhance our customer engagement initiatives and the services we provide.”

Fourth Quarter and Year Ended 2022 Results and Recent Development

Net income for the quarter ended December 31, 2022 was $24.6 million, or $1.67 per diluted share, compared to net income of $32.0 million, or $2.14 per diluted share, for the comparable 2021 period. Net income for the year ended December 31, 2022 was $46.6 million, or $3.15 per diluted share, compared to net income of $130.7 million, or $8.80 per diluted share, for the comparable 2021 period. Non-generally accepted accounting principles (“non-GAAP”) operating income, as defined below, for the quarter ended December 31, 2022 was $0.98 per diluted share, compared to $1.55 per diluted share, for the comparable 2021 period. Non-GAAP operating income for the year ended December 31, 2022 was $5.05 per diluted share, compared to $7.14 per diluted share, for the comparable 2021 period.

Safety’s book value per share decreased to $54.88 at December 31, 2022 from $62.47 at December 31, 2021 resulting from the impact of interest rate changes on the value of our fixed maturity portfolio of $105.1 million. Additional decreases in book value resulted from capital allocation activities, specifically dividends paid, and shares repurchased during the year ended December 31, 2022. Safety paid $0.90 per share in dividends to investors during the quarters ended December 31, 2022 and 2021, respectively. Safety paid $3.60 per share in dividends to investors during the year ended December 31, 2021 and 2021, respectively.

On February 15, 2023, our Board of Directors approved a $0.90 per share quarterly cash dividend on our issued and outstanding common stock payable on March 15, 2023 to shareholders of record at the close of business on March 1, 2023.

Direct written premiums for the quarter ended December 31, 2022 increased by $19.8 million, or 10.9%, to $201.4 million from $181.6 million for the comparable 2021 period. Direct written premiums for the year ended December 31, 2022 increased by $21.2 million, or 2.6% to $823.3 million from $802.1 million for the comparable 2021 period. Net written premiums for the quarter ended December 31, 2022 increased by $16.6 million, or 9.7%, to $187.5 million from $170.9 million for the comparable 2021 period. Net written premiums for the year ended December 31, 2022 increased by $9.2 million, or 1.2%, to $773.7 million from $764.5 million for the comparable 2021 period. The increases in direct written premium and net written premium, specifically in the fourth quarter, are a result of new business production, improved retention, and rate increases.

Net earned premiums for the quarter ended December 31, 2022 increased by $0.4 million, or 0.2%, to $193.2 million from $192.8 million for the comparable 2021 period. Net earned premiums for the year ended December 31, 2022 decreased by $15.8 million, or 2.0%, to $758.5 million from $774.3 million for the comparable 2021 period.

For the quarter ended December 31, 2022, losses and loss adjustment expenses incurred increased by $11.1 million, or 9.2%, to $132.0 million from $120.9 million for the comparable 2021 period. For the year ended December 31, 2022, losses and loss adjustment expenses incurred increased by $30.3 million, or 6.6%, to $492.0 million from $461.7 million for the comparable 2021 period. The increase in losses is due to a return of pre-pandemic frequency in our private passenger automobile line of business and current market conditions specifically inflation.

Loss, expense, and combined ratios calculated for the quarter ended December 31, 2022 were 68.4%, 32.3%, and 100.7%, respectively, compared to 62.7%, 33.7%, and 96.4%, respectively, for the comparable 2021 period. Loss, expense, and combined ratios calculated for the year ended December 31, 2022 were 64.9%, 32.3%, and 97.2%, respectively, compared to 59.6%, 33.4%, and 93.0%, respectively, for the comparable 2021 period. The decrease in the expense ratio is driven by a decrease in contingent commission expenses.

Total prior year favorable development included in the pre-tax results for the quarter ended December 31, 2022 was $14.1 million compared to $12.5 million for the comparable 2021 period. Total prior year favorable development included in the pre-tax results for the year ended December 31, 2022 was $57.3 million compared to $53.7 million for the comparable 2021 period.

Net investment income for the quarter ended December 31, 2022 increased by $1.7 million, or 14.3% to $13.4 million from $11.7 million for the comparable 2021 period. Net investment income for the year ended December 31, 2022 increased by $2.6 million, or 5.9%, to $46.7 million from $44.1 million for the comparable 2021 period. The increase is a result of increases in interest rates on our fixed maturity portfolio compared to the prior year. Net effective annualized yield on the investment portfolio was 3.7% for the quarter ended December 31, 2022 compared to 3.1% for the comparable 2021 period. Net effective annualized yield on the investment portfolio for the year ended December 31, 2022 was 3.2% compared to 3.0% for the comparable 2021 period. Our duration on fixed maturities was 3.8 years at December 31, 2022 compared to 3.6 years at

December 31, 2021.

Non-GAAP Measures

Management has included certain non-GAAP financial measures in presenting the Company’s results. Management believes that these non-GAAP measures are useful to explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Non-GAAP operating income and non-GAAP operating income per diluted share consist of our GAAP net income adjusted by the net realized gains on investments, change in net unrealized gains on equity securities, credit loss benefit (expense) and taxes related thereto. For the quarter ended December 31, 2022, an increase of $11.9 million for the change in unrealized losses on equity securities was recognized within income before income taxes, compared to an increase of $4.7 million recognized in the comparable 2021 period. For the year ended December 31, 2022, a decrease of $44.4 million for the change in unrealized gains on equity securities was recognized in income before income taxes, compared to an increase of $16.1 million recognized in the comparable 2021 period. Net income and earnings per diluted share are the GAAP financial measures that are most directly comparable to non-GAAP operating income and non-GAAP operating income per diluted share, respectively. A reconciliation of the GAAP financial measures to these non-GAAP measures is included in the financial highlights below.

About Safety: Safety Insurance Group, Inc., based in Boston, MA, is the parent of Safety Insurance Company, Safety Indemnity Insurance Company, Safety Property and Casualty Insurance Company, Safety Northeast Insurance Company, and Safety Northeast Insurance Agency. Operating exclusively in Massachusetts, New Hampshire, and Maine, Safety is a leading writer of property and casualty insurance products, including private passenger automobile, commercial automobile, homeowners, dwelling fire, umbrella and business owner policies.

Additional Information: Press releases, announcements, U. S. Securities and Exchange Commission (“SEC”) Filings and investor information are available under “About Safety,” “Investor Information” on our Company website located at www.SafetyInsurance.com. Safety filed its December 31, 2021 Form 10-K with the SEC on February 28, 2022 and urges shareholders to refer to this document for more complete information concerning Safety’s financial results.

Contacts:

Safety Insurance Group, Inc.

Office of Investor Relations

877-951-2522

InvestorRelations@SafetyInsurance.com

Cautionary Statement under "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Safety may from time to time make, written or oral "forward-looking statements" within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “aim,” “projects,” or words of similar meaning and expressions that indicate future events and trends, or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may”. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, expenditures and financial results, are forward-looking statements.

Forward-looking statements are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. There are a number of factors, many of which are beyond our control, that could cause actual future conditions, events, results or trends to differ significantly and/or materially from historical results or those projected in the forward-looking statements. These factors include but are not limited to:

●	The competitive nature of our industry and the possible adverse effects of such competition;
●	Conditions for business operations and restrictive regulations in Massachusetts;
●	The possibility of losses due to claims resulting from severe weather;
●	The impact of inflation and supply chain delays on loss severity;
●	The possibility that the Commissioner of Insurance may approve future rule changes that change the operation of the residual market;
●	The possibility that existing insurance-related laws and regulations will become further restrictive in the future;
●	The impact of investment, economic and underwriting market conditions, including interest rates and inflation;
●	Our possible need for and availability of additional financing, and our dependence on strategic relationships, among others; and

●	Other risks and factors identified from time to time in our reports filed with the SEC, such as those set forth under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2021 filed with the SEC on February 28, 2022.

We are not under any obligation (and expressly disclaim any such obligation) to update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise. You should carefully consider the possibility that actual results may differ materially from our forward-looking statements.

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Balance Sheets

(Dollars in thousands, except share data)

	December 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Investments:
Fixed maturities, available for sale, at fair value (amortized cost: $1,152,779 and $1,187,857, allowance for expected credit losses of $678 and $691)	$1,050,155	$1,218,279
Equity securities, at fair value (cost: $231,444 and $211,848)	240,155	264,945
Other invested assets	112,850	87,911
Total investments	1,403,160	1,571,135
Cash and cash equivalents	25,300	63,603
Accounts receivable, net of allowance for expected credit losses of $1,446 and $1,808	192,542	170,953
Receivable for securities sold	877	9,256
Accrued investment income	8,212	7,401
Taxes recoverable	—	1,508
Receivable from reinsurers related to paid loss and loss adjustment expenses	12,988	18,234
Receivable from reinsurers related to unpaid loss and loss adjustment expenses	93,394	90,667
Ceded unearned premiums	28,453	23,795
Deferred policy acquisition costs	75,582	73,024
Deferred income taxes	21,074	—
Equity and deposits in pools	33,648	33,592
Operating lease right-of-use-assets	23,336	27,115
Goodwill	17,093	—
Intangible assets	7,856	—
Other assets	29,054	27,108
Total assets	$1,972,569	$2,117,391

Liabilities
Loss and loss adjustment expense reserves	$549,598	$570,651
Unearned premium reserves	433,375	413,487
Accounts payable and accrued liabilities	73,875	76,598
Payable for securities purchased	1,359	16,477
Payable to reinsurers	11,444	9,192
Deferred income taxes	—	15,240
Taxes payable	1,729	—
Debt	35,000	30,000
Operating lease liabilities	23,336	27,115
Other liabilities	30,854	31,458
Total liabilities	1,160,570	1,190,218

Shareholders’ equity
Common stock: $0.01 par value; 30,000,000 shares authorized; 17,879,095 and 17,813,370 shares issued	179	178
Additional paid-in capital	222,049	216,070
Accumulated other comprehensive (loss) income, net of taxes	(80,538)	24,579
Retained earnings	815,309	821,743
Treasury stock, at cost: 3,083,364 and 2,970,573 shares	(145,000)	(135,397)
Total shareholders’ equity	811,999	927,173
Total liabilities and shareholders’ equity	$1,972,569	$2,117,391

Safety Insurance Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Net earned premiums	$193,153	$192,786	$758,505	$774,328
Net investment income	13,388	11,717	46,725	44,135
Earnings from partnership investments	2,809	7,204	12,484	19,829
Net realized gains on investments	577	6,378	9,190	14,885
Change in net unrealized (losses) gains on equity securities	11,897	4,716	(44,386)	16,130
Credit loss (expense) benefit	221	38	14	363
Commission income	566	—	566	—
Finance and other service income	3,992	3,581	14,461	15,241
Total revenue	226,603	226,420	797,559	884,911

Losses and loss adjustment expenses	132,029	120,942	491,979	461,727
Underwriting, operating and related expenses	62,306	64,988	245,145	258,392
Other expense	330	—	330	—
Interest expense	132	132	524	522
Total expenses	194,797	186,062	737,978	720,641

Income before income taxes	31,806	40,358	59,581	164,270
Income tax expense	7,176	8,309	13,020	33,560
Net income	$24,630	$32,049	$46,561	$130,710

Earnings per weighted average common share:
Basic	$1.68	$2.15	$3.17	$8.85
Diluted	$1.67	$2.14	$3.15	$8.80

Cash dividends paid per common share	$0.90	$0.90	$3.60	$3.60

Number of shares used in computing earnings per share:
Basic	14,604,189	14,835,334	14,607,483	14,828,736
Diluted	14,701,879	14,934,208	14,710,611	14,925,726

Reconciliation of Net Income to Non-GAAP Operating Income

Net income	$24,630	$32,049	$46,561	$130,710
Exclusions from net income:
Net realized gains on investments	(577)	(6,378)	(9,190)	(14,885)
Change in net unrealized (losses) gains on equity securities	(11,897)	(4,716)	44,386	(16,130)
Credit loss (benefit) expense	(221)	(38)	(14)	(363)
Income tax expense on exclusions from net income	2,666	2,338	(7,388)	6,589
Non-GAAP operating income	$14,601	$23,255	$74,355	$105,921

Net income per diluted share	$1.67	$2.14	$3.15	$8.80
Exclusions from net income:
Net realized gains on investments	(0.04)	(0.43)	(0.62)	(1.00)
Change in net unrealized gains on equity securities	(0.81)	(0.32)	3.02	(1.08)
Credit loss (benefit) expense	(0.02)	-	-	(0.02)
Income tax expense on exclusions from net income	0.18	0.16	(0.50)	0.44
Non-GAAP operating income per diluted share	$0.98	$1.55	$5.05	$7.14

Safety Insurance Group, Inc. and Subsidiaries

Additional Premium Information

(Unaudited)

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Written Premiums
Direct	$201,371	$181,571	$823,318	$802,139
Assumed	7,667	8,014	28,835	31,359
Ceded	(21,507)	(18,707)	(78,418)	(68,972)
Net written premiums	$187,531	$170,878	$773,735	$764,526

Earned Premiums
Direct	$205,627	$202,881	$803,289	$811,329
Assumed	7,141	7,384	28,976	30,583
Ceded	(19,615)	(17,479)	(73,760)	(67,584)
Net earned premiums	$193,153	$192,786	$758,505	$774,328